Exhibit 99.1

Investor and Financial Contact: Amanda Clardy Vice President, Investor Relations (760) 603-7200	Media Contact: Farnaz Khadem Director, Corporate Communications (760) 603-7245

Invitrogen Announces Second Quarter 2007 Results;

$500 Million Share Repurchase Authorization

Revenue from continuing operations $322 million, 13 percent increase over prior year

GAAP EPS from continuing operations $0.62

Non-GAAP EPS of $1.15, 35 percent increase over prior year

Free cash flow $54 million in the quarter, $111 million in the first half

CARLSBAD, CA, August 1, 2007 — Invitrogen Corporation (Nasdaq: IVGN) today announced results for its second quarter ended June 30, 2007. Revenues for the second quarter were $322 million, an increase of 13 percent over the $285 million for 2006, excluding the impact of discontinued operations.

“The intense focus we placed on operations, IT infrastructure and integrations during the last twelve months is delivering results,” said Greg Lucier, Chairman and Chief Executive Officer of Invitrogen. “Moving forward, the tightly integrated portfolio of technologies we have built in recent years around cellular science makes us well positioned to capitalize on research trends in cell biology and the growth of biologics.”

Second quarter diluted earnings per share from continuing operations was $0.62, which includes $0.15 per share of stock option expensing and $0.38 per share for amortization and other items. On a non-GAAP basis, which excludes these items, diluted earnings per share was $1.15, an increase of 35 percent over the same period last year. The following analysis of diluted earnings per share identifies specific items that affect the comparability of results between periods.

	Three Months Ending June 30,
	2007	2006	% Change
GAAP earnings per share as reported	$0.86	$0.36	139%
Discontinued operations	$(0.24)	$(0.01)	n/m

GAAP earnings per share from continuing operations	$0.62	$0.35	77%
Amortization of acquisition related expenses	$0.37	$0.33	12%
Stock option expense (FAS123R)	$0.15	$0.15	—
Business integration and other expense	$0.01	$0.02	(50)%

Non-GAAP earnings per share	$1.15	$0.85	35%

Reconciliations between Invitrogen’s results and non-GAAP results for the periods reported are presented in the attached tables and on the company’s Investor Relations page at www.invitrogen.com.

Through the first six months of 2007, revenues for the company were $630 million, an 11 percent increase over revenues in the first six months of 2006, excluding discontinued operations. Non-GAAP net income for the first six months of 2007 was $110 million and non-GAAP earnings per share was $2.29, compared with $94 million or $1.71 non-GAAP earnings per share for the same period in 2006.

Share Repurchase Program

The company announced the completion of its 2006 $500 million share repurchase program, with the purchase of 0.7 million shares for $50 million within the quarter. The company also announced today that its Board of Directors has approved another $500 million share repurchase program. The new three-year program authorizes management, at its discretion, to repurchase shares on the open market or in privately negotiated transactions, subject to market conditions and other factors. The share repurchase program will be executed through one or more written plans designed to comply with SEC Rule 10b5-1.

“This new share repurchase program will enable the company to continue to actively manage its balance sheet to enhance shareholder value,” said David Hoffmeister, Invitrogen’s Chief Financial Officer.

Analysis of Second Quarter 2007 Results

•	Second quarter 2007 revenues from continuing operations increased 13 percent over the prior year, driven by solid growth in all regions, timing of BioProduction orders and positive currency benefits.

•	The net effect of foreign currency on revenue growth in the second quarter was a positive 2 percent compared to second quarter 2006.

•

Gross margin, on a non-GAAP basis, was 63.7 percent compared to 64.3 percent in the second quarter of 2006. The decline was primarily due to higher Cell Culture Systems revenue mix as compared to a year ago.

•	Non-GAAP operating margin was 24.0 percent, consistent with the same period in 2006.

•	Second quarter 2007 non-GAAP effective tax rate was 30.5 percent.

•

Weighted shares outstanding were 47.7 million. The company repurchased 0.7 million shares at a cost of $50 million within the quarter. In the first six months of 2007, the company repurchased 2.2 million shares at a cost of $150 million.

•

Cash from operating activities for the second quarter was $69 million. Second quarter capital expenditures were $15 million and free cash flow was $54 million. For the first six months of the year, cash flow from operating activities was $137 million, capital expenditures were $26 million and free cash flow was $111 million.

Segment and Geographic Highlights

•	BioDiscovery revenue was $223 million in the second quarter, an increase of 10 percent over the same period the previous year. Contributing to the solid revenue growth were the following:

•	Continued strong growth in cell biology product lines, including labeling and detection, multiplex and protein cytokine assays and enzyme substrates

•	Growth in molecular biology basics, such as transfection, qPCR, and protein gels

•	Timing of OEM orders, representing the company’s continued efforts to monetize its large patent portfolio

•	Licensing revenue resulting from a patent infringement legal settlement

•

Cell Culture Systems revenue was $99 million in the second quarter of 2007, an increase of 20 percent over the same period in the previous year. Each business area within Cell Culture Systems had high single-digit to double-digit growth within the quarter.

•	Research media had strong sales in basic and specialty medias

•	Production media and production sera had double-digit growth, benefiting from the timing of large orders

•	Research sera continued to drive top- and bottom-line growth as a result of the new sales and marketing model put in place earlier this year

•	Revenue growth by region for the second quarter was 9 percent in the Americas, 20 percent in Europe, and 4 percent in Asia Pacific.

•

The implementation of the global enterprise resource planning system in the Americas, which took place on April 9, is now complete. Nearly all customer-facing issues as a result of this implementation have been resolved. Further details will be given on today’s conference call.

•	Online ordering in the Americas continued to grow, increasing to 57 percent in the quarter.

•	New product highlights include the introduction of the following key technologies:

•

Engineered cell line for human embryonic stem cells, the first of its kind generally available for sale, which allows the cells to be monitored for pluripotency without sacrificing them. (BG01v/hOG Engineered Stem Cell Line)

•	Anti-foaming agent that prevents and eliminates foam in mammalian and microbial cell culture. (GIBCO® FoamAway™ Irradiated)

•	New magnetic bead-based immunoassay for in vitro diagnostic applications. (Dynal® Dynabeads® M-270 Immunoassay)

Fiscal Year 2007 Outlook

Subject to the risk factors detailed in the Safe Harbor Statement section of this release, the company provided revenue expectations for the full year of mid-single digit growth. Using revised 2006 financials as a base, non-GAAP EPS is expected to grow approximately 3 to 4 times the rate of revenue.

Conference Call and Webcast Details

The company will discuss its financial and business results as well as its business outlook on its conference call at 5 pm Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the Company’s Investor Relations website at www.invitrogen.com.

The conference call will be webcast live over the Company’s investor relations website at www.invitrogen.com and will be archived at the site for one month.

To listen to the live conference call, please dial (800) 901-5231 (domestic) or (617) 786-2961 (international) and use passcode 66848456. A replay of the call will be available for one week by dialing (888) 286-8010 (domestic) and (617) 801-6888 (international). The passcode for the replay is 75052199.

About Invitrogen

Invitrogen Corporation (Nasdaq:IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, bioinformatics and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California, and conducts business in more than 70 countries around the world. The company is celebrating 20 years of accelerating scientific discovery. Invitrogen globally employs approximately 4,300 scientists and other professionals and had revenues of approximately $1.15 billion in 2006. For more information, visit www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures

We regularly have reported non-GAAP measures for net income and earnings per share as non-GAAP results. These measures are provided as supplementary information and are not a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are limited because they do not reflect the entirety of our business results.

We define our non-GAAP results as our GAAP results excluding the after tax impact of the following:

•	Acquisition related amortization

•	In process research and development expenses

•	Acquisition related gains and losses

•	Asset impairment charges related to a portfolio review

•	Business consolidation costs required to realize cost synergies from combining our acquired entities with our existing operations

•	Certain significant one time events that are unlikely to recur

•	Share based payment expenses as a result of adoption of FAS123R

•	Effect of 2006 convertible subordinated notes

Management views these excluded items as not indicative of the operating results or cash flows of its operations and excludes these items as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance. This presentation of our non-GAAP results is consistent with how management internally evaluates the performance of its operations.

We encourage investors to carefully consider our results under GAAP, as well as our non-GAAP disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and non-GAAP results are presented on the following pages.

Safe Harbor Statement

Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to statements regarding Invitrogen’s: 1) financial projections, including revenue and non-GAAP earnings per share; 2) plans regarding our share repurchase program; 3) momentum in 2007; and 4) plans to accelerate organic growth and increase operating margins. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to a) the Company’s ability to identify promising technology and new product development opportunities; b) the Company’s repurchase shares of its common stock at prices that are acceptable to its Board of Directors and management; and c) the Company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

(in thousands, except per share data)	For the three months ended June 30, 2007				For the three months ended June 30, 2006
(unaudited)	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues	$321,690	$—		$321,690	$285,354	$—		$285,354
Cost of revenues	118,191	(1,546	)(3)(4)	116,645	103,913	(1,997	)(2)(3)(4)	101,916
Purchased intangibles amortization	27,957	(27,957	)(5)	—	27,771	(27,771	)(5)	—

Gross profit	175,542	29,503		205,045	153,670	29,768		183,438

Gross margin	54.6%			63.7%	53.9%			64.3%
Operating expenses:
Sales and marketing	62,436	(1,649	)(3)(4)	60,787	60,190	(1,262	)(3)(4)	58,928
General and administrative	44,791	(5,360	)(3)(4)	39,431	39,053	(7,617	)(3)(4)	31,436
Research and development	28,604	(1,113	)(3)(4)	27,491	25,760	(1,072	)(3)(4)	24,688
Business consolidation costs	724	(724	)(6)	—	3,268	(3,268	)(6)	—

Total operating expenses	136,555	(8,846)		127,709	128,271	(13,219)		115,052

Operating income	38,987	38,349		77,336	25,399	42,987		68,386
Operating margin	12.1%			24.0%	8.9%			24.0%
Interest income	7,931	—		7,931	7,726	—		7,726
Interest expense	(6,944)	—		(6,944)	(8,049)	—		(8,049)
Other income (expense), net	350	—		350	1,466	(1,344	)(7)	122

Total other income (expense), net	1,337	—		1,337	1,143	(1,344)		(201)

Income from continuing operations before provision for income taxes	40,324	38,349		78,673	26,542	41,643		68,185
Income tax provision	(10,927)	(13,065	)(8)	(23,992)	(7,540)	(14,006	)(8)	(21,546)

Income from continuing operations	$29,397	$25,284		$54,681	$19,002	$27,637		$46,639
Income from discontinued operations, net of tax	$11,481	$(11,481)		$—	$678	$(678)		$—

Net income	$40,878	$13,803		$54,681	$19,680	$26,959		$46,639
Effective tax rate for continuing operations	27.1%			30.5%	28.4%			31.6%
Add back interest expense for subordinated
debt, net of tax	40	—		40	176	—		176

Numerator for diluted earnings per share	$29,437	$25,284		$54,721	$19,178	$27,637		$46,815

Earnings per common share:
Basic earnings per share from continuing operations	$0.63			$1.18	$0.36			$0.88

Basic earnings per share from discontinued operations	$0.25			$—	$0.01			$—

Diluted earnings per share from continuing operations	$0.62			$1.15	$0.35			$0.85

Diluted earnings per share from discontinued operations	$0.24			$—	$0.01			$—

Weighted average shares used in per share calculation:
Basic	46,470	—		46,470	53,226	—		53,226
Diluted	47,724	—		47,724	54,824	—		54,824

(1)

The Company has regularly reported Non-GAAP results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments," have been excluded from 2007 Non-GAAP results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of zero and $1.2 million for the three months ended June 30, 2007 and 2006, respectively.

(3)

Add back amortization of deferred compensation was immaterial and $0.1 million for the three months ended June 30, 2007 and 2006, respectively, related to stock option plans assumed in business combinations.

(4)

Add back stock option expense related to Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments," of $9.7 million and $10.6 million for the three months ended June 30, 2007 and 2006, respectively.

(5)	Add back amortization of purchased intangibles.

(6)	Add back business consolidation costs.

(7)	Deduct gain on the sale of a business operation.

(8)

Non-GAAP tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, 2007 GAAP net income includes expenses related to share-based payments as a result of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments," which are deducted for GAAP purposes but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

(in thousands, except per share data)	For the six months ended June 30, 2007				For the six months ended June 30, 2006
(unaudited)	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues	$630,343	$—		$630,343	$565,395	$—		$565,395
Cost of revenues	227,924	(2,979	)(3)(4)	224,945	204,087	(4,580	)(2)(3)(4)	199,507
Purchased intangibles amortization	55,543	(55,543	)(5)	—	55,784	(55,784	)(5)	—

Gross profit	346,876	58,522		405,398	305,524	60,364		365,888

Gross margin	55.0%			64.3%	54.0%			64.7%
Operating expenses:
Sales and marketing	119,651	(3,176	)(3)(4)	116,475	117,539	(2,473	)(3)(4)	115,066
General and administrative	85,312	(10,320	)(3)(4)	74,992	75,942	(14,930	)(3)(4)	61,012
Research and development	56,049	(2,144	)(3)(4)	53,905	53,488	(2,120	)(3)(4)	51,368
Business consolidation costs	2,522	(2,522	)(6)	—	5,399	(5,399	)(6)	—

Total operating expenses	263,534	(18,162)		245,372	252,368	(24,922)		227,446

Operating income	83,342	76,684		160,026	53,156	85,286		138,442
Operating margin	13.2%			25.4%	9.4%			24.5%
Interest Income	11,900	—		11,900	14,216	—		14,216
Interest Expense	(14,128)	—		(14,128)	(16,378)	—		(16,378)
Other income (expense), net	96	—		96	1,848	(1,344	)(7)	504

Total other expense, net	(2,132)	—		(2,132)	(314)	(1,344)		(1,658)

Income from continuing operations before provision for income taxes	81,210	76,684		157,894	52,842	83,942		136,784
Income tax provision	(21,921)	(26,230	)(8)	(48,151)	(15,535)	(27,826	)(8)	(43,361)

Income from continuing operations	$59,289	$50,454		$109,743	$37,307	$56,116		$93,423
Income from discontinued operations, net of tax	$11,855	$(11,855)		$—	$1,591	$(1,591)		$—

Net income	$71,144	$38,599		$109,743	$38,898	$54,525		$93,423
Effective tax rate	27.0%			30.5%	29.4%			31.7%
Add back interest expense for subordinated
debt, net of tax(9)	80	—		80	365	—		365

Numerator for diluted earnings per share	$59,369	$50,454		$109,823	$37,672	$56,116		$93,788

Earnings per common share:
Basic earnings per share from continuing operations	$1.26			$2.34	$0.70			$1.76

Basic earnings per share from discontinued operations	$0.25			$—	$0.03			$—

Diluted earnings per share from continuing operations	$1.24			$2.29	$0.69			$1.71

Diluted earnings per share from discontinued operations	$0.25			$—	$0.03			$—

Weighted average shares used in per share calculation:
Basic	46,907	—		46,907	53,113	—		53,113
Diluted	48,015	—		48,015	54,823	—		54,823

(1)

The Company has regularly reported non-GAAP results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” have been excluded from 2007 Non-GAAP results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of zero and $3.1 million for the six months ended June 30, 2007 and 2006, respectively.

(3)

Add back amortization of deferred compensation was immaterial and $0.3 million for the six months ended June 30, 2007 and 2006, respectively, related to stock option plans assumed in business combinations.

(4)

Add back expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments," of $18.6 million and $20.7 million for the six months ended June 30, 2007 and 2006, respectively.

(5)	Add back amortization of purchased intangibles.

(6)	Add back business consolidation costs.

(7)	Deduct gain on the sale of a business operation.

(8)

Non-GAAP tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, 2007 GAAP net income includes expenses related to share-based payments as a result of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments," which are deducted for GAAP purposes but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation.

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE THREE MONTHS ENDED JUNE 30, 2007 AND 2006

(in thousands) (unaudited)	Bio- Discovery	Cell Culture Systems	Unallocated(1)	Total
Segment results for the three months ended June 30, 2007
Revenues	$222,760	$98,930	$—	$321,690

Gross profit	155,806	49,239	(29,503)	175,542

Gross margin	69.9%	49.8%		54.6%
Selling and administrative	74,723	25,495	7,009	107,227
Research and development	23,830	3,661	1,113	28,604
Purchased intangibles amortization and business consolidation costs	—	—	724	724

Operating income (loss)	$57,253	$20,083	$(38,349)	$38,987

Operating margin	25.7%	20.3%		12.1%

Segment results for the three months ended June 30, 2006
Revenues	$202,771	$82,583	$—	$285,354

Gross profit	143,657	39,781	(29,768)	153,670

Gross margin	70.8%	48.2%		53.9%
Selling and administrative	68,642	21,722	8,879	99,243
Research and development	22,220	2,468	1,072	25,760
Purchased intangibles amortization and business
consolidation costs	—	—	3,268	3,268

Operating income (loss)	$52,795	$15,591	$(42,987)	$25,399

Operating margin	26.0%	18.9%		8.9%

(1)

Unallocated items for the three months ended June 30, 2007 and 2006 include noncash charges for purchase accounting inventory revaluations of zero and $1.2 million, amortization of purchased intangibles of $28.0 million and $27.8 million, amortization of deferred compensation of immaterial and $0.1 million, business consolidation costs of $0.7 million and $3.3 million, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments," of $9.7 million and $10.6 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

8

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(in thousands) (unaudited)	Bio- Discovery	Cell Culture Systems	Unallocated(1)	Total
Segment results for the six months ended June 30, 2007
Revenues	$442,827	$187,516	$—	$630,343

Gross profit	314,580	90,818	(58,522)	346,876

Gross margin	71.0%	48.4%		55.0%
Selling and administrative	142,995	48,472	13,496	204,963
Research and development	47,221	6,684	2,144	56,049
Purchased intangibles amortization, in-process research and development and business consolidation costs	—	—	2,522	2,522

Operating income (loss)	$124,364	$35,662	$(76,684)	$83,342

Operating margin	28.1%	19.0%		13.2%

Segment results for the six months ended June 30, 2006
Revenues	$404,533	$160,862	$—	$565,395

Gross profit	284,141	81,747	(60,364)	305,524

Gross margin	70.2%	50.8%		54.0%
Selling and administrative	133,339	42,739	17,403	193,481
Research and development	46,247	5,121	2,120	53,488
Purchased inventory amortization and in-process research and development	—	—	5,399	5,399

Operating income (loss)	$104,555	$33,887	$(85,286)	$53,156

Operating margin	25.8%	21.1%		9.4%

(1)

Unallocated items for the six months ended June 30, 2007 and 2006 include noncash charges for purchase accounting inventory revaluations of zero and $3.1 million, amortization of purchased intangibles of $55.5 million and $55.8 million, amortization of deferred compensation of immaterial and $0.3 million, business consolidation costs of $2.5 million and $5.4 million, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments," of $18.6 million and $20.7 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
(in thousands) (unaudited)	2007	2006
Net income	$71,144	$38,898
Add back amortization and stock-based compensation	80,585	63,809
Add back depreciation	18,305	19,930
Balance sheet changes	(35,137)	(56,807)
Other noncash adjustments	2,192	(8,438)

Net cash provided by operating activities	137,089	57,392
Capital expenditures	(25,697)	(31,954)

Free cash flow	111,392	25,438
Net cash provided by investing activities	206,297	168,091
Net cash used in financing activities	(120,053)	(35,594)
Effect of exchange rate changes on cash	1,927	7,102

Net increase in cash and cash equivalents	$199,563	$165,037

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and investments	$570,084	$356,488
Trade accounts receivable, net of allowance for doubtful accounts	192,652	177,510
Inventories	155,779	146,400
Deferred income taxes	32,633	35,184
Prepaid expenses and other current assets	37,439	25,022
Assets of discontinued operations	651	262,575

Total current assets	989,238	1,003,179
Property and equipment, net	282,738	275,419
Goodwill	1,504,395	1,480,008
Intangible assets, net	319,420	371,705
Long-term investments	2,876	2,850
Other assets	50,464	49,714

Total assets	$3,149,131	$3,182,875

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$559	$1,961
Accounts payable, accrued expenses and other current liabilities	206,270	205,421
Income taxes	5,557	20,704
Liabilities of discontinued operations	4,373	28,171

Total current liabilities	216,759	256,257
Long-term debt	1,150,706	1,150,824
Pension liabilities	42,114	38,444
Income taxes	92,791	92,942
Other long-term liabilities	14,645	13,981
Stockholders' equity	1,632,116	1,630,427

Total liabilities and stockholders' equity	$3,149,131	$3,182,875